As filed with the Securities and Exchange Commission on May 4, 2018

Registration No. 333- 224139

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

CHECK-CAP LTD.
(Exact name of Registrant as specified in its charter)

Israel	3844	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel
 +972-4-8303400
(Address, including zip code, and telephone number,
 including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
 302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 - Telephone (212) 407-4990 - Facsimile	Eran Yaniv, Adv. Sharon Rosen, Adv. Fischer Behar Chen Well Orion & Co. 3 Daniel Frisch Street Tel Aviv, 6473104, Israel +972 3 6944111 - Telephone +972 3 6091116 - Facsimile	Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300 Telephone (212) 884-8234 Facsimile	Zvi Gabbay, Adv. Barnea Jaffa Lande & Co. Electra City Tower HaRakevet St. 58 Tel Aviv 6777016, Israel +972 3 640 0600 Telephone +972 3 6400650 Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-224139)  is filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”), solely to replace Exhibits 5.1, 5.2, 23.2 and 23.3 to such Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on May 4, 2018. This registration statement does not modify any provision of the Prospectus constituting Part I the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and Exhibits 5.1, 5.2, 23.2 and 23.3. This Post-Effective Amendment  shall become effective upon filing with the Commission in accordance with Rule 462(d) under the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

Under the Israeli Companies Law, 1999 (the Israeli Companies Law”) a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended articles of association include such a provision to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third party; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer and a director or (under certain circumstances), also by the shareholders. However, under a recent amendment to regulations promulgated under the Israeli Companies Law, the insurance of office holders shall not require shareholder approval and may be approved only by the compensation committee, provided that (i) the engagement terms are determined in the company’s compensation policy and such compensation policy was approved by the shareholders by a majority vote of the shares present and voting at a shareholders meeting on the matter and either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation arrangement present and voting on the matter, excluding abstentions; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the matter and who vote against the matter does not exceed 2% of the company’s aggregate voting rights; and (ii) the insurance policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and the Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.    Recent Sales of Unregistered Securities

Set forth below are the sales of all unregistered securities by us during the three years preceding the date of this registration statement.  All information reflects a one-for-twelve reverse share split of our ordinary shares, which occurred on April 4, 2018.

Share Option and Incentive Plans

•
Since March 31, 2015, we granted options to purchase an aggregate of 21,641 ordinary shares, in each case having an exercise price per share ranging from $52.20 to $60.72, to certain of our employees, officers, directors and consultants under our 2006 Unit Option Plan.  Of such options, options to purchase an aggregate of 4,453 ordinary shares have been forfeited and cancelled without being exercised as of the date of this prospectus. We claimed exemption from registration under the Securities Act for such transactions under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Since August 31, 2015 we granted options to purchase an aggregate of 131,957 ordinary shares, in each case having an exercise price per share ranging from $10.44 to $54.84 to certain of our employees, officers, directors and consultants under the 2015 Plan.  Of such options, options to purchase an aggregate of 65,018 ordinary shares have been forfeited and cancelled without being exercised as of the date of this prospectus. We claimed exemption from registration under the Securities Act for such transactions under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
On February 27, 2017, we issued 7,457 RSUs to certain of our employees, officers and consultants under our 2015 Plan. On June 22, 2017, we issued additional 17,448 RSUs to certain of our officers and directors under the 2015 Plan and on August 3, 2017, we issued additional 24,951 RSUs to certain of our employees under the 2015 Plan. Of such RSUs, 17,236 RSUs have been forfeited and cancelled as of the date of this prospectus.  We claimed exemption from registration under the Securities Act for such transactions under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Between March 31, 2015 and April 4, 2018, we issued and sold 155,662 ordinary shares upon the exercise of 158,688 CLA Warrants. We claimed exemption from registration under the Securities Act for the initial issuance of the CLA Warrants and the issuance and the sale of the shares upon exercise of the CLA Warrants under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Between March 31, 2015 and April 4, 2018, we issued and sold 2,881 ordinary shares upon the exercise of 2,881 Anti-Dilution Warrants.  We claimed exemption from registration under the Securities Act for the initial issuance of the Anti-Dilution Warrants and the issuance and the sale of the shares upon exercise of the Anti-Dilution Warrants under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Between March 6, 2017 and April 4, 2018, we issued and sold 1,396 ordinary shares upon the exercise of 1,430 Finders’ Warrants.  We claimed exemption from registration under the Securities Act for the initial issuance of the Finders’ Warrants and the issuance and the sale of the shares upon exercise of the Finders’ Warrants under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
On June 2, 2017, pursuant to a Share Purchase Agreement dated as of May 30, 2017, we issued warrants to purchase 112,460 ordinary shares to two accredited investors in a private placement concurrent with our June 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

•
On June 2, 2017, we issued warrants to purchase 5,625 ordinary shares to the placement agent in connection with our June 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

•
On November 22, 2017, pursuant to a Share Purchase Agreement dated as of November 20, 2017 we issued warrants to purchase 142,042 ordinary shares to accredited investors in a private placement concurrent with our November 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

•
On November 22, 2017, we issued warrants to purchase 9,471 ordinary shares to the placement agent in connection with our November 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

•
On April 27, 2018, we issued 13,576 ordinary shares to a shareholder in connection with the cashless exercise by the shareholder of 56,812  of  our November 2017 Warrants. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act..

No underwriters were employed in connection with the transactions set forth in this Item 7.

Item 8.    Exhibits and Financial Statement Schedules

(a)           Exhibits

The exhibits listed in the accompanying Exhibit Index are incorporated herein by reference.

(b)          Financial Statement Schedules

All schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

Item 9.    Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter), Form SF-3 (§239.45 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§239.44 of this chapter) or Form SF-3 (§239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on §230.430D of this chapter:

(A) Each prospectus filed by the registrant pursuant to §230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to §230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on §230.430D of this chapter relating to an offering made pursuant to §230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on §230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with §§230.424(h) and 230.430D of this chapter.

The registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mount Carmel, Israel, on May 4, 2018.

Check-Cap Ltd.

By:	/s/ Alex Ovadia
Name:	Alex Ovadia
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: May 4, 2018	By:	/s/ Alex Ovadia
	Name:	Alex Ovadia
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: May4, 2018	By:	/s/ Lior Torem
	Name:	Lior Torem
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: May 4, 2018	By:	/s/ Steven Hanley*
	Name:	Steven Hanley
	Title:	Chairman of the Board of Directors

Dated: May 4, 2018	By:	/s/ Clara Ezed*
	Name:	Clara Ezed
	Title:	Director

Dated: May 4, 2018	By:	/s/ Mary Jo Gorman*
	Title::	Mary Jo Gorman
	Title:	Director

Dated: May 4, 2018	By:	/s/ Tomer Kariv*
	Name:	Tomer Kariv
	Title:	Director

Dated: May 4, 2018	By:	/s/ XiangQian Lin*
	Name:	XiangQian Lin
	Title:	Director

Dated: May 4, 2018	By:	/s/ Yuval Yanai*
	Name:	Yuval Yanai
	Title:	Director

* By:	/s/ Lior Torem
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Check-Cap Ltd., has signed this registration statement or amendment thereto in New York, New York, United States of America on May 4, 2018.

Authorized U.S. Representative

/s/ Donald Puglisi
Puglisi & Associates

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Articles of Association of the Registrant(7)
4.1	Form of Registrant’s Ordinary Share Certificate(1)
4.2	Form of Series A Warrant Certificate (included in Exhibit 4.4) (1)
4.3	Form of Long Term Incentive Warrant Certificate (included in Exhibit 4.4) (1)
4.4	Form of Warrant Agreement dated as of February 24, 2015 between Check-Cap Ltd. and American Stock Transfer & Trust Company LLC, as Warrant Agent(1)
4.5	Amendment No.1 dated as of June 24, 2015, 2015 to Warrant Agreement dated as of February 24, 2015 between Check-Cap Ltd. and American Stock Transfer & Trust Company LLC, as Warrant Agent(8)
4.6	Form of 2014 Underwriter Warrants(1)
4.7	Form of June 2017 Warrants(5)
4.8	Form of June 2017 Placement Agent Warrants(5)
4.9	Form of November 2017 Warrants (6)
4.10	Form of November 2017 Placement Agent Warrants (6)
4.11	Form of Ordinary Shares Warrant Certificate issued pursuant to a certain Credit Line Agreement dated as of August 20, 2014 (1)
4.12	Forms of Ordinary Shares Warrant Certificate issued to the Pontifax entities (1)
4.13	Form of Pre-Funded Warrant**
4.14	Form of Series C Warrant**
4.15	Form of Warrant Agent Agreement between Check-Cap Ltd. and American Stock Transfer & Trust Company LLC, as Warrant Agent**
5.1	Form of opinion of Fischer Behar Chen Well Orion & Co.*
5.2	Form of opinion of Loeb & Loeb LLP *
10.1	2006 Unit Option Plan and Amendments thereto(1)
10.2	Amended and Restated Shareholders Agreement dated as of October 14, 2014 by and among Check-Cap Ltd. and the shareholders parties thereto(1)
10.3	Amendment to Amended and Restated Shareholders Agreement dated as of January 2015 by and among Check-Cap Ltd. and the shareholders parties thereto(1)
10.4	Form of Series C-1 preferred shares purchase warrant(1)
10.5	Forms of Series C-2 preferred shares purchase warrant(1)
10.6	Forms of Anti-Dilution Warrants(1)
10.7	Asset Transfer Agreement, dated as of May 31, 2009 by and between Check-Cap Ltd. and Check-Cap LLC(1)
10.8	The Agreement for ASIC Design and Development dated November 26, 2009 by and between Check-Cap Ltd. and Politechnico di Milano(1)
10.9	Form of Indemnification Agreement(1)
10.10	2015 Equity Incentive Plan and 2015 United States Sub-Plan to 2015 Equity Incentive Plan.(2)
10.11	Compensation Policy for Executive Officers and Directors(3)
10.12	Placement Agent Agreement dated August 5, 2016 by and between Check-Cap Ltd. and Chardan Capital Markets LLC(4)

10.13	Securities Purchase Agreement dated as of August 8, 2016 by and among Check-Cap Ltd. and the Purchasers named therein (4)
10.14	Securities Purchase Agreement dated as of May 30, 2017 by and among Check-Cap Ltd. and the Purchasers named therein(5)
10.15	Securities Purchase Agreement dated as of November 20, 2017 by and among Check-Cap Ltd. and the Purchasers named therein(6)
23.1	Consent of Brightman Almagor Zohar & Co**
23.2	Consent of Fischer Behar Chen Well Orion & Co. (included in Exhibit 5.1)*
23.3	Consent of Loeb & Loeb LLP (included on Exhibit 5.2)*
24	Power of Attorney (included on the signature page of this registration statement)**

* Filed herewith

** Previously filed

(1) Incorporated by reference to the Registration Statement on Form F-1 of the Registrant (File No. 333-201250).

(2) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities Exchange Commission on July 6, 2015.

(3) Incorporated by reference to the Form 6-K/A filed by the Registrant with the Securities and Exchange Commission on May 24, 2017.

(4) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on August 12, 2016.

(5) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on June 2, 2017.

(6) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on November 22, 2017.

(7) Incorporated by reference to the Form 20-F filed by the Registrant with the Securities and Exchange Commission on April 4, 2018.

(8) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on June 24, 2015.